QUEST
                              Resource Corporation
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News Release
For Immediate Release

Company contacts:
Jerry D. Cash, Chairman and Chief Executive Officer
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304
Website: www.qrcp.net

                  Quest Resource Corporation to Present at the
           EnerCom, Inc. 11th Annual Oil and Gas Conference in Denver

OKLAHOMA CITY - August 11, 2006 - (PR Newswire) - Jerry Cash, Chairman and Chief Executive Officer of Quest Resource Corporation (NASDAQ: QRCP), the largest operator and producer of natural gas in the Cherokee Basin, is scheduled to make a presentation in Denver, Colorado to institutional investors and research analysts attending EnerCom, Inc.'s The 11th Annual Oil & Gas Conference on Monday, August 14, 2006 at 3:35 p.m. MDT (5:35 p.m. EDT). A live audio Web cast of the presentation may be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=107437&CID=. An audio replay of the presentation will be available until August 28, 2006, at the Company's Web site, http://www.qrcp.net beginning August 14, 2006. The Company intends to post on the Company's website copies of Mr. Cash's slides for his presentation shortly before that time.

About Quest Resource Corporation
--------------------------------
Quest Resource is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,300 producing wells which produce into its own 1,300+-mile gathering pipeline system. Quest currently has more than 1,800 locations in its drilling inventory. For more information, visit the Quest Resource's website at www.qrcp.net.

Forward-Looking Statements
--------------------------
The United States Securities and Exchange Commissioner permits oil and gas companies, in their filings with the SEC, to disclose only Proved Reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operation conditions. Quest Resources Corporation may use certain terms in this news release and other communications relating to reserves and production that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. It is recommended that U.S. investors closely consider the Company's disclosures in Quest Resource Corporation's public filings available from Company headquarters at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma, 73120. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov.

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of


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                                     QUEST
                              Resource Corporation
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sufficient capital resources to carry out the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.